UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On March 27, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SeaBright Insurance Holdings, Inc. (the “Company”) recommended to the Board and the Board approved an increase in the annual base salary and equity incentive grants to the Company’s Chief Executive Officer (the “CEO”). The Committee also approved increases in the annual base salaries and equity incentive grants for the Company’s non-CEO executive officers, including the Company’s Chief Financial Officer (the “CFO”) and the three most highly compensated executive officers other than the CEO and the CFO who were serving as executive officers at the end of the Company’s 2007 fiscal year. The CEO, the CFO and such other executive officers are referred to as the “Named Executive Officers.” In addition, on March 27, 2008, the Compensation Committee approved target incentive bonus percentages for our Named Executive Officers for the 2008 fiscal year.

        The following table sets forth the approved new annual base salaries to be paid to the Named Executive Officers, effective as of April 1, 2008, and their target incentive bonus percentages for the 2008 fiscal year.

Name	Base Salary	Target Incentive Bonus Percentages
John G. Pasqualetto	$550,000	65%
Richard J. Gergasko	$342,000	55%
Joseph S. De Vita	$309,000	50%
Richard W. Seelinger	$255,000	45%
Jeffrey C. Wanamaker	$250,000	45%

        Additional information regarding the compensation of Named Executive Officers will be set forth in our proxy statement for the 2008 annual meeting of stockholders, to be filed with the Commission pursuant to Regulation 14A not later than 120 days after December 31, 2007.

Item 9.01 Financial Statements and Exhibits

         (d)     Exhibits

         The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

April 2, 2008

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Form of Bonus Exhibit under SeaBright Insurance Holdings, Inc. Bonus Plan 2008